AGREEMENT AND PLAN OF REORGANIZATION



                          DATED AS OF NOVEMBER 8, 1996



                                      AMONG


                          ASR INVESTMENTS CORPORATION,

                        HERITAGE RESIDENTIAL GROUP, INC.,

                           WINTON & ASSOCIATES, INC.,

                                       AND

                                  DON W. WINTON
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                                TABLE OF CONTENTS


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I.       MERGER OF ASSOCIATES INTO HERITAGE.....................................................................  2
         1.1      Merger........................................................................................  2
         1.2      Effect of the Associates Merger...............................................................  2
         1.3      Name of Heritage..............................................................................  3
         1.4      Articles of Incorporation and Bylaws..........................................................  3
                  1.5      Status and Conversion of Securities..................................................  3
                  (a)      Conversion of Associates Stock into ASR Stock........................................  3
                  (b)      Common Stock of Heritage.............................................................  3
         1.6      ASR to Make Shares Available..................................................................  3
         1.7      Information Respecting Associates.............................................................  4
         1.8      Further Documents.............................................................................  5
         1.9      Effective Date.  .............................................................................  5

II.      SHAREHOLDER APPROVALS; PROXY AND REGISTRATION FILINGS..................................................  6
         2.1      Shareholder Approvals.........................................................................  6
         2.2      Proxy and Registration Statements.............................................................  6
                  (a)      Preparation of Private Offering Memorandum...........................................  6
                  (b)      Preparation of Proxy Statement.......................................................  6
                  (c)      Preparation of Registration Statement................................................  7
                  (d)      Amendments to Private Offering Memorandum, Proxy Statement,
                           and Registration Statement...........................................................  8

III.     REPRESENTATIONS AND WARRANTIES.........................................................................  8
         3.1      Representations and Warranties of Associates and Winton.......................................  8
                  (a)      Due Incorporation, Good Standing, and Qualification..................................  8
                  (b)      Corporate Authority..................................................................  9
                  (c)      Capital Stock........................................................................  9
                  (d)      Options, Warrants and Rights.........................................................  9
                  (e)      Subsidiaries.........................................................................  9
                  (f)      Financial Statements.................................................................  9
                  (g)      No Material Change................................................................... 10
                  (h)      Title to Properties.................................................................. 10
                  (i)      Litigation........................................................................... 11
                  (j)      Rights and Licenses.................................................................. 12
                  (k)      No Violation......................................................................... 12
                  (l)      Taxes................................................................................ 12
                  (m)      Accounts Receivable.................................................................. 12
                  (n)      Contracts............................................................................ 13
                  (o)      Compliance with Law and Other Regulations............................................ 14
                  (p)      Insurance............................................................................ 14
                  (q)      Minute Books......................................................................... 14
                  (r)      Certain Claims by Winton............................................................. 14
                  (s)      All Business Assets Transferred...................................................... 14
                  (t)      Accuracy of Statements............................................................... 15
         3.2               Winton's Securities Representations and Warranties................................... 15
                  (a)      Acquisition of ASR Common Stock for Winton's Account. ............................... 15
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                  (b)      Knowledge and Experience in Financial and Business Matters. ......................... 15
                  (c)      Available Information.  ............................................................. 15
                  (d)      Accredited Investor Status........................................................... 16
         3.3               Representations and Warranties of ASR and Heritage.  ................................ 16
                  (a)      Due Incorporation, Good Standing, and Qualification.................................. 16
                  (b)      Corporate Authority.................................................................. 17
                  (c)      Capital Stock........................................................................ 17
                  (d)      Options, Warrants and Rights......................................................... 17
                  (e)      Subsidiaries......................................................................... 17
                  (f)      Financial Statements................................................................. 18
                  (g)      No Material Change................................................................... 18
                  (h)      Title to Properties.................................................................. 19
                  (i)      Litigation........................................................................... 20
                  (j)      Rights and Licenses.................................................................. 20
                  (k)      No Violation......................................................................... 20
                  (l)      Taxes................................................................................ 20
                  (m)      Accounts Receivable.................................................................. 21
                  (n)      Contracts............................................................................ 21
                  (o)      Compliance with Law and Other Regulations............................................ 22
                  (p)      Insurance............................................................................ 22
                  (q)      Minute Books......................................................................... 23
                  (r)      SEC Reports.......................................................................... 23
                  (s)      Accuracy of Statements............................................................... 23
                  (t)      Status of ASR Common Stock to be Issued.............................................. 23

IV.      COVENANTS.............................................................................................. 24
         4.1      Covenants of Associates and Winton............................................................ 24
                  (a)      Preservation of Business............................................................. 24
                  (b)      Ordinary Course...................................................................... 24
                  (c)      Books and Records.................................................................... 25
                  (d)      No Organic Change.................................................................... 25
                  (e)      No Issuance by Associates of Shares, Options, or Other Securities.................... 25
                  (f)      Compensation......................................................................... 25
                  (g)      Dividends............................................................................ 25
                  (h)      Consents and Approvals............................................................... 26
         4.2      Covenants of ASR.............................................................................. 26
                  (a)      Preservation of Business............................................................. 26
                  (b)      Ordinary Course...................................................................... 27
                  (c)      Books and Records.................................................................... 27
                  (d)      No Organic Change.................................................................... 27
                  (e)      No Issuance by ASR of Shares,  Options, or Other Securities.......................... 27
                  (f)      Compensation......................................................................... 28
                  (g)      Dividends............................................................................ 28
                  (h)      Consents and Approvals............................................................... 28

V.       CONDITIONS PRECEDENT TO OBLIGATIONS.................................................................... 29
         5.1      Conditions Precedent to the Obligations of ASR and Heritage................................... 29
                  (a)      Accuracy of Representations and Warranties........................................... 29
                  (b)      Performance of Agreements............................................................ 29
                  (c)      Corporate Approvals.................................................................. 29
                  (d)      Opinion of Counsel for Associates.................................................... 30
                  (e)      No Material Adverse Change........................................................... 31
                  (f)      Litigation........................................................................... 31
                  (g)      Listing on Stock Exchange............................................................ 31
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                  (h)      Proceedings Satisfactory to Counsel.................................................. 31
                  (i)      Employment Agreement................................................................. 32
                  (j)      Approval of ASR Stockholders......................................................... 32
                  (k)      Execution of Master Combination and Contribution Agreement........................... 32
         5.2      Conditions Precedent to the Obligations of Associates and Winton.............................. 32
                  (a)      Accuracy of Representations and Warranties........................................... 32
                  (b)      Performance of Agreements............................................................ 32
                  (c)      Corporate Approval................................................................... 33
                  (d)      Opinion of Counsel for ASR........................................................... 33
                  (e)      No Material Adverse Change........................................................... 34
                  (f)      Litigation........................................................................... 35
                  (g)      Listing on Stock Exchange............................................................ 35
                  (h)      Proceedings Satisfactory to Counsel.................................................. 35

VI.      WAIVER, MODIFICATION, ABANDONMENT...................................................................... 35
         6.1      Waivers....................................................................................... 35
         6.2      Modification.................................................................................. 36
         6.3      Abandonment................................................................................... 36
         6.4      Effect of Abandonment......................................................................... 37
         6.5      Closing....................................................................................... 38
                  (a)      Deliveries by ASR and Heritage....................................................... 38
                  (b)      Deliveries by Winton................................................................. 38
         7.1      Indemnity Against Finders..................................................................... 39
         7.2      Controlling Law............................................................................... 39
         7.3      Notices....................................................................................... 39
         7.4      Binding Nature of Agreement; No Assignment.................................................... 40
         7.5      Entire Agreement.............................................................................. 40
         7.6      Execution in Counterparts..................................................................... 40
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                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS  AGREEMENT  AND  PLAN OF  REORGANIZATION  is  dated as of
November 8, 1996, among Winton & Associates, Inc., a Washington corporation ("Associates"); ASR Investments Corporation, a Maryland corporation ("ASR"); Heritage Residential Group, Inc., an Arizona corporation, which is a wholly owned subsidiary of ASR ("Heritage"); and Don W. Winton ("Winton").

                  Winton owns all of the outstanding shares of Common Stock of Associates, constituting all of the outstanding capital stock of Associates.

                  ASR, Pima Realty Advisors, Inc. ("Pima Realty"), Pima Mortgage Advisors, LP ("Pima Mortgage"), and Associates have engaged in extensive discussions regarding the combination of their respective businesses in the following manner: (i) a merger of Pima Realty with and into Heritage (the "Pima Realty Merger") pursuant to that certain Agreement and Plan of Reorganization of even date by and among Pima Realty, Pima Mortgage, ASR, the Pima Shareholders (as defined therein), the Pima Mortgage Partners (as defined therein), and Heritage (the "Pima Realty/Pima Mortgage Merger Agreement"); (ii) immediately following the consummation of the Pima Realty Merger, Pima Mortgage shall effectively be merged with and into Heritage through the mergers of each of the Pima Mortgage Partners with and into Heritage (collectively referred to as the "Pima Mortgage Merger") pursuant to in the Pima Realty/Pima Mortgage Merger Agreement; and (iii) immediately following the consummation of the Pima Mortgage Merger, Associates shall be merged with and into Heritage pursuant to this Agreement (the "Associates Merger"). The Pima Realty Merger, the Pima Mortgage Merger, and the Associates Merger are collectively referred to herein as the "Property Management Mergers."

                  For federal income tax purposes, it is intended that the Associates Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Specifically, it is intended that the Associates Merger qualify as a forward triangular reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Reorganization and do mutually covenant and agree as follows:

I.       MERGER OF ASSOCIATES INTO HERITAGE

                  1.1 Merger. On the Effective Date (as defined in Section 1.9 hereof), Associates shall be merged with and into Heritage, which shall be the surviving corporation, pursuant to the Agreement and Plan of Merger attached as Exhibit "1" hereto (the "Associates Plan of Merger"). On or before the Closing Date (as defined in Section 8.1 of that certain Master Combination and Contribution Agreement among the Winton Parties, the REIT Parties, and the Management Parties, which is attached as Exhibit "2" hereto and referred to herein as the "Master Combination and Contribution Agreement"), ASR shall cause the Associates Plan of Merger to be filed with the Arizona Corporation Commission and the Washington Secretary of State.

                  1.2 Effect of the Associates Merger. Upon the Associates Merger becoming effective, the separate existence of Associates shall cease, and Heritage shall succeed to and possess all the properties, rights, privileges, powers, franchises, and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities, and duties of Associates, all without further act or deed, as provided by law.

                  1.3 Name of Heritage. On the Effective Date, the name of Heritage shall remain "Heritage Residential Group, Inc."
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                  1.4  Articles of  Incorporation  and Bylaws.  The  Articles of
Incorporation and the Bylaws of Heritage as in effect on the Effective Date shall be, from and after the Effective Date, the Articles of Incorporation and Bylaws of Heritage until they are amended.

                  1.5 Status and Conversion of Securities.

                           (a)  Conversion of  Associates  Stock into ASR Stock.
Upon the Associates Merger becoming effective, all of the outstanding shares of Common Stock, par value $1.00 per share, of Associates ("Associates Common
Stock") issued and outstanding on the Effective Date, by reason of the Associates Merger and without any action on the part of the holders thereof, shall be converted into an aggregate of 70,284 shares of ASR Common Stock, par value $.01 per share ("ASR Common Stock"). Any shares of Associates Common Stock held in the treasury of Associates shall be cancelled and all rights with respect thereto shall cease to exist and no cash or securities or other property shall be issued in respect thereof.

                           (b) Common Stock of Heritage.  All authorized  shares
of Heritage Common Stock, par value $.01 per share ("Heritage Common Stock"), whether issued or unissued, outstanding or reacquired, shall continue unchanged as shares of Common Stock of Heritage.

                  1.6 ASR to Make Shares Available. At the Closing (as defined in the Master Combination and Contribution Agreement), ASR shall deliver to Winton a certificate, registered in Winton's name, for 70,284 duly authorized, validly issued, and non-assessable shares of ASR Common Stock and Winton shall deliver to ASR certificates representing all of the issued and outstanding shares of Associates duly endorsed for transfer to ASR. Such certificate shall bear a legend to the effect that the shares of ASR Common Stock have not been registered under the Securities Act or state securities laws, and that transfers may be made only in accordance with such laws.

                  1.7 Information Respecting Associates. Associates shall furnish to ASR for inclusion in (a) the proxy statement to be filed by ASR in connection with soliciting the approval by its stockholders of the transactions contemplated by the Master Combination and Contribution Agreement, including the Property Management Mergers (the "Proxy Statement"), (b) the private offering memorandum (the "Private Offering Memorandum") to be prepared by ASR for shares of ASR Common Stock to be offered in the Property Management Mergers and the exchange offer (the "Exchange Offer") for limited partnership interests in various limited partnerships in which Winton is the general partner (the "Transferors"), and the offer of limited partnership interests ("LP Units") in Heritage Communities LP, a Delaware limited partnership for the assets of the Transferors (the "Asset Transfer"), as contemplated by the Master Combination and Contribution Agreement, and (c) the registration statement (the "Registration Statement") to be filed by ASR for the resale of the ASR Stock to be issued in the Property Management Mergers and the Exchange Offer or upon the conversion of the LP Units, as contemplated by the Master Combination and Contribution Agreement, such information about Associates as ASR may reasonably request to enable ASR to prepare the Private Offering Memorandum and to prepare and file the Proxy Statement and the Registration Statement or amendments thereto with the Securities and Exchange Commission (the "SEC") and to cause the Registration Statement to be declared effective and the Proxy Statement to be cleared by the SEC. Associates and Winton jointly and severally represent and warrant that the information so supplied, as it may be revised from time to time by Associates, will not contain any statement which, as of the time of the Proxy Statement or Registration Statement is filed with the SEC, the Private Offering Memorandum is distributed, or the Registration Statement is declared effective and the Proxy Statement is cleared by the SEC, and which is in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

                  1.8 Further Documents. From time to time, on and after the Effective Date, Heritage, ASR, and their respective successors or assigns, and their officers and directors shall have the right, for and on behalf
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and in the name of  Associates  or  otherwise,  to execute  and deliver all such deeds, bills of sale, assignments, and other instruments and to take or cause to be taken such further or other actions as Heritage, ASR, or their respective successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to Heritage title to and possession of all of the properties, rights, privileges, powers, franchises, and immunities of Associates and otherwise to carry out fully the provisions and purposes of this Agreement.

                  1.9 Effective Date. The Associates Merger shall become effective when the Associates Plan of Merger has been filed with and approved as required by the Arizona Corporation Commission and the Washington Secretary of State, which the parties contemplated to be the Closing Date as defined in the Master Combination and Contribution Agreement.

II.      SHAREHOLDER APPROVALS; PROXY AND REGISTRATION FILINGS

                  2.1 Shareholder Approvals. A meeting of the shareholders, of Associates shall be held in accordance with the laws of its state of incorporation, on or before the Commitment Date (as defined in the Master Combination and Contribution Agreement) in connection with the transactions contemplated by the Master Combination and Contribution Agreement in the case of Associates to consider and act upon the adoption of this Agreement (except, in all cases in lieu of meetings, the adoption of this Agreement may be consented to in writing by the shareholder of Associates on or before those dates). ASR, as the sole stockholder of Heritage, votes for, adopts, and consents to the Merger Agreement and the Merger. A meeting of the stockholders of ASR shall be held to, among other things, approve the issuance of stock of ASR in the Merger. ASR shall not be obligated to consummate the Merger unless the stockholders of ASR approve the issuance of stock in the Merger.

         2.2      Proxy and Registration Statements.

                  (a) Preparation of Private Offering Memorandum. ASR shall prepare the Private Offering Memorandum to be used in connection with the Property Management Mergers, the Exchange Offer, and the Asset Transfer as contemplated by the Master Combination and Contribution Agreement.

                  (b) Preparation of Proxy Statement. ASR shall prepare and file with the SEC the Proxy Statement and related proxy material to be used in connection with the meeting of the ASR Stockholders referred to in Section 2.1 as contemplated by the Master Combination and Contribution Agreement.

                  (c) Preparation of Registration Statement. ASR shall prepare the Registration Statement, including a form of prospectus, and one or more amendments thereto, on Form S-3 or other appropriate form covering the resale of shares of ASR Common Stock into which the outstanding shares of the Associates Common Stock are to be converted as set forth in Section 1.5 of this Agreement and shall use its best efforts to cause the Registration Statement to become effective or as soon as practicable after the Effective Date and to remain effective during the period and subject to the limitations set forth in the Registration Agreement applicable to the Exchange Offer. ASR shall deliver to Associates copies of the Registration Statement and each amendment thereto filed or proposed to be filed (and of each related preliminary prospectus). ASR shall advise Associates and shall confirm in writing (i) when the Registration Statement or any post-effective amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus is filed with the Commission, (ii) when the SEC shall make a request or suggestion for any amendment or supplement to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, and shall use its best efforts to prevent the issuance of a stop order and, if such order shall be issued, to obtain the withdrawal thereof at the earliest possible time. ASR represents and warrants to Associates that the Registration Statement and the Prospectus and any other amendments and supplements thereto will, when they become effective or are first used, conform in all material respects to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated
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therein or necessary to make the statements  therein not  misleading;  provided, however, that ASR makes no representation or warranty as to statements or omissions therein relating to Associates or the Winton Parties. Notwithstanding the foregoing, ASR may utilize for the purposes of this Section 2.2(c) a Registration Statement including other shares or securities as long as all of the shares of ASR Common Stock into which the outstanding shares of Associates Common Stock are to be converted may be included in such Registration Statement without any restriction or cutbacks.

                  (d) Amendments to Private Offering Memorandum, Proxy Statement, and Registration Statement. If it shall be necessary at any time to amend or supplement the Private Offering Memorandum, the Proxy Statement, or the Registration Statement to correct any statement or omission with respect to any party to the Associates Merger in order to comply with any applicable legal requirements, the party to which the change applies shall supply the necessary information to the others. To the extent necessary to comply with applicable legal requirements, ASR shall amend or supplement the Private Offering Memorandum, the Proxy Statement, and the Registration Statement.

III.     REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of Associates and Winton. Except as otherwise set forth in the Disclosure Schedule heretofore delivered to ASR by Associates (the "Associates Disclosure Schedule"), Associates and Winton jointly and severally represent and warrant to ASR and Heritage as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. Associates is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with the requisite corporate power and authority to own, operate, and lease its property and to carry on its business as now being conducted. Associates is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Associates has heretofore delivered to Heritage a list setting forth, as of the date of this Agreement, each jurisdiction in which Associates is qualified to do business.

                           (b) Corporate Authority. Associates has the corporate
power and authority to enter into this Agreement and (subject to the requisite approval of Winton with respect to Associates) to carry out the transactions contemplated hereby. The Board of Directors of Associates has duly authorized the execution, delivery, and performance of this Agreement.

                           (c) Capital Stock. As of the date hereof,  Associates
has an authorized capital stock consisting of 50,000 shares of Associates Common Stock, $1.00 par value, of which 500 shares are issued and outstanding. As of such date, no shares of Associates Common Stock are held in treasury. All of the issued and outstanding shares of capital stock of Associates have been validly authorized and issued and are fully paid and nonassessable.

                           (d) Options, Warrants and Rights. Associates does not
have outstanding any options, warrants, or other rights to purchase, or convert any obligation into, any shares of its capital stock,

                           (e)  Subsidiaries.   Associates  does  not  have  any
subsidiaries.

                           (f)  Financial  Statements.  The  Balance  Sheets  of
Associates as of December 31, 1994 and December 31, 1995, and the Statements of Income, Shareholders' Equity, and Cash Flows of Associates for the two years ended December 31, 1995, and all related schedules and notes to the foregoing, have been prepared in accordance with generally accepted accounting principles, as modified for tax basis accounting, that were applied on a consistent basis, are correct and complete, and fairly and accurately present the financial position, results of operations, and changes in financial position of Associates as of their respective dates and for the periods
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indicated. Associates does not have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise except as and to the extent disclosed or reflected in the Balance Sheet of Associates as of December 31, 1995, or incurred since December 31, 1995 in the ordinary course of business.

                           (g) No Material  Change.  Since  December  31,  1995,
there has not been and there is not threatened (i) any material change in the financial condition, business, properties, assets, or results of operations of Associates; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Associates that materially affects or impairs its ability to conduct its business, (iii) any event or condition of any character that has materially and adversely affected the business or prospects (financial or otherwise) of Associates, or (iv) any mortgage or pledge of any material amount of the assets or properties of Associates or any indebtedness incurred by Associates other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (h)  Title  to  Properties.  Associates  has good and
marketable title to all of its real and personal properties, including all properties reflected in its most recent Balance Sheet or acquired subsequent to its most recent Balance Sheet (except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Associates or the ownership of its assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Associates or materially impair the use thereof in the operation of its business, except in each case as disclosed in the Balance Sheet as of December 31, 1995. All leases pursuant to which Associates leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                           (i)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of Associates, threatened against or affecting Associates at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality which, if determined adversely to Associates, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operations or prospects or on the condition, financial or otherwise, of Associates, except for those actions, suits, proceedings, or other pending litigation that are covered in full by insurance held by Associates.

                           (j) Rights and Licenses. Associates is not subject to
any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                           (k) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Associates of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to
(i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Associates, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Associates are subject or by which Associates is bound.

                           (l) Taxes.  Associates has filed all federal,  state,
foreign, local, and any other applicable tax returns and reports required to be filed and has paid in full all taxes and assessments shown due thereon (together with all interest, penalties, assessments, and deficiencies assessed in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects.

                           (m) Accounts  Receivable.  The accounts receivable of
Associates have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, set-offs, or counterclaims, except to the extent of the reserve reflected in the books of Associates or in such other amount that is not material in the aggregate.

                           (n)  Contracts.  Associates is not a party to (i) any
plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations except, in each case, items included within aggregate amounts disclosed in the December 31, 1995 Balance Sheet of Associates, (iv) any employment agreement or other similar arrangement not terminable by it upon 90 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it without penalty to it within one year after the date hereof, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement except, in each case, as disclosed in the December 31, 1995 Balance Sheet of Associates, (ix) any material license agreement, or
(x) any contract that may result in a material loss or obligation to it. Each contract, agreement, and other arrangement to which Associates is a party is valid and enforceable in accordance with its terms; Associates and, to the best of Associates' knowledge, all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Associates nor, to the best of Associates' knowledge, any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                           (o)  Compliance  with  Law  and  Other   Regulations.
Associates is not subject to and has not been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of any federal, state, local, or foreign law or regulation (including those relating to the employment of labor or to environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                           (p) Insurance. Associates maintains in full force and
effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are adequate for the business engaged in by it.

                           (q)  Minute  Books.  The minute  books of  Associates
accurately records all actions taken by its stockholders and directors.

                           (r) Certain  Claims by Winton.  Winton agrees that he
will not make any claim for indemnification against ASR or Heritage (whether such claim for indemnification arises out of Winton's status as an officer, director, employee, or agent of Associates or otherwise) with respect to any cost, judgment, or other damage incurred by Winton as a result of a proceeding brought by ASR or Heritage (collectively "Damages") to the extent such Damages are finally adjudicated by a court of competent jurisdiction to have resulted from a breach of this Agreement by Winton.

                           (s) All Business  Assets  Transferred.  The assets of
Associates constitute all of the assets necessary to conduct the business as it has been conducted by Associates prior to the date of this Agreement.

                           (t) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished or to be furnished by Associates to ASR or Heritage in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

                  3.2  Winton's   Securities   Representations  and  Warranties.
Winton, as the sole shareholder of Associates, represents and warrants to ASR and Heritage as follows:

                           (a)  Acquisition  of ASR  Common  Stock for  Winton's
Account. Winton will acquire ASR Common Stock for his own account and not with an intent to distribute the ASR Common Stock in violation of the Securities Act.

                           (b)  Knowledge   and   Experience  in  Financial  and
Business Matters. Winton has sufficient knowledge and experience in financial and business matters that Winton is capable of evaluating the merits and risks of the acquisition of ASR Common Stock, and Winton has the ability to bear the economic risk of acquiring ASR Common Stock.

                           (c) Available  Information.  Winton has been supplied
with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including, but not limited to, the Private Offering Memorandum, all publicly available filings by ASR under the Securities Exchange Act of 1934, and ASR's annual and quarterly reports to stockholders, any information with respect to ASR's financial condition, business, and prospects, and any other information Winton has requested to enable Winton to make the decision to acquire ASR Common Stock.

                           (d)  Accredited   Investor   Status.   Winton  is  an
"accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

                  3.3 Representations and Warranties of ASR and Heritage. Except as otherwise set forth in the ASR Disclosure Schedule heretofore delivered by ASR to Associates, except as disclosed in any document heretofore filed by ASR with the SEC, and except for intercompany transactions or matters among ASR and/or its subsidiaries, ASR and Heritage jointly and severally represent and warrant to Associates and Winton as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. ASR and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their incorporation with all requisite corporate power and authority to own, operate, and lease their properties and to carry on their businesses as now being conducted. Neither ASR nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. ASR has heretofore delivered to Associates a list setting forth, as of the date of this Agreement, each jurisdiction in which ASR and its subsidiaries is qualified to do business. Heritage is a wholly owned subsidiary of ASR and, apart from matters arising under this Agreement, has no significant assets, liabilities, or business, except for its right under this Agreement to obtain from ASR the shares of ASR Common Stock to be delivered on its behalf to Winton under this Agreement. (As used in this Agreement with reference to ASR, the term "subsidiaries" shall include Heritage and all other direct or indirect subsidiaries of ASR other than Associates. No warranty relating to ASR or the consolidated financial position of ASR and its subsidiaries taken as a whole shall be deemed to be breached as a result of any circumstances that would constitute a breach of warranty by Associates hereunder or by any of the Winton Parties under the Master Combination and Contribution Agreement.)

                           (b)  Corporate  Authority.  ASR and Heritage have the
corporate power and authority (subject to requisite approval of the ASR Stockholders) to carry out the transactions contemplated hereby. The

Boards of Directors of ASR and Heritage have duly authorized the execution, delivery, and performance of this Agreement.

                           (c) Capital Stock. As of the date hereof,  ASR has an
authorized capital stock consisting of 40,000,000 shares, all of which currently are classified as Common Stock but may be reclassified as to unissued shares as new classes or series of stock. As of the date hereof, 3,147,150 shares of Common Stock are issued and outstanding (exclusive of 160,742 treasury shares). As of such date, 353,078 shares of ASR Common Stock are reserved for issuance upon the exercise of outstanding ASR stock options. All of the issued and outstanding shares of capital stock of ASR and each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                           (d) Options, Warrants and Rights. Neither ASR nor any
of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or convert any obligation into, any shares of its capital stock, other than those referred to in Section 3.3(c).

                           (e)  Subsidiaries.  ASR has delivered to Associates a
list setting forth as of the date of this Agreement (i) the name, jurisdiction of incorporation, and list of shareholders of each subsidiary of ASR, and (ii) the name and description of every other person, corporation, partnership, joint venture, or other business association in which ASR directly or indirectly owns a material interest. The outstanding shares of capital stock of the subsidiaries of ASR owned by ASR or any of its subsidiaries are owned free and clear of all claims, liens, charges, and encumbrances.

                           (f) Financial  Statements.  The Consolidated  Balance
Sheets of ASR and subsidiaries as of December 31, 1994 and December 31, 1995 and the Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows of ASR and subsidiaries for the three years ended December 31, 1995, and all related schedules and notes to the foregoing, have been certified by Deloitte & Touche LLP, independent public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis, are correct and complete, and fairly and accurately present the financial position, results of operations, and changes of financial position of ASR and its consolidated subsidiaries as of their respective dates and for the periods indicated. Neither ASR nor any of its subsidiaries have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of ASR and its consolidated subsidiaries as of June 30, 1996 or incurred since June 30, 1996 in the ordinary course of business.

                           (g) No Material  Change.  Since June 30, 1996,  there
has not been and there is not threatened (i) any material change in the financial condition, business, properties, assets, or results of operations of ASR and its subsidiaries taken as a whole, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of ASR or its subsidiaries that materially affects or impairs their ability to conduct their respective businesses, (iii) any event or condition of any character that has materially and adversely affected the business or prospects (financial or otherwise) of ASR and its subsidiaries taken as a whole, or (iv) any mortgage or pledge of any material amount of the assets or properties of ASR or any of its subsidiaries, or any indebtedness incurred by ASR or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (h)  Title to  Properties.  ASR and its  subsidiaries
have good and marketable title to all of their respective real and personal properties, including all properties reflected in ASR's Consolidated Balance Sheet as of June 30, 1996, or acquired subsequent to June 30, 1996 (except property disposed of subsequent to that date in the ordinary course of business or property related to discontinued operations). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of ASR and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of ASR and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in ASR's Consolidated Balance Sheet as of June 30, 1996. All leases pursuant to which ASR or any of its subsidiaries leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                           (i)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of ASR, threatened against or affecting ASR or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality which, if determined adversely to ASR or its subsidiaries, would individually or in the aggregate have a materially adverse effect on the business, assets, properties, operations, or prospects or on the condition, financial or otherwise, of ASR and its subsidiaries, taken as a whole.

                           (j) Rights and  Licenses.  Neither ASR nor any of its
subsidiaries is subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                           (k) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by ASR or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of ASR or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of ASR or any of its subsidiaries is subject or by which ASR or any of its subsidiaries is bound.

                           (l) Taxes.  ASR and its  subsidiaries  have filed all
federal, state, foreign, local, and any other applicable tax returns and reports required to be filed and have paid in full or adequately reserved for all taxes shown due thereon (together with all interest, penalties, assessments, and deficiencies assessed in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects. Federal tax returns of ASR and its subsidiaries have been audited by the Internal Revenue Service through the year ended December 31, 1991, and the results of such audits are duly reflected in the financial statements described in Section 3.3(f) above.

                           (m) Accounts  Receivable.  The accounts receivable of
ASR and its subsidiaries have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of ASR and its subsidiaries or in such other amount that is not material in the aggregate.

                           (n)   Contracts.   Neither   ASR   nor   any  of  its
subsidiaries is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing (other than profit sharing or bonus arrangements with officers and key personnel of subsidiaries), (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations except, in each case, items included within aggregate amounts disclosed in ASR's June 30, 1996 Consolidated Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 90 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $500,000, (vi) any contract or agreement creating an obligation of

$500,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it without penalty to it within one year after the date hereof, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All contracts, agreements, and other arrangements to which ASR or any of its subsidiaries is a party are valid and enforceable in accordance with their terms; ASR, its subsidiaries, and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither ASR, nor any of its subsidiaries, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                           (o)  Compliance  with  Law  and  Other   Regulations.
Neither ASR nor any of its subsidiaries is subject to or has been threatened with any material fine, penalty, or disability as the result of its failure to comply with any requirements of any federal, state, local, or foreign law or regulation (including those relating to the employment of labor and to environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                           (p)  Insurance.  ASR  and  each  of its  subsidiaries
maintains in full force and effect insurance coverage on their assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are adequate and customary for the respective businesses engaged in by ASR and its subsidiaries.

                           (q) Minute Books. The minute books of ASR and each of
its subsidiaries accurately record all actions taken by their respective stockholders and directors.

                           (r) SEC  Reports.  ASR's  report on Form 10-K for the
year ended December 31, 1995 filed with the SEC and all subsequent reports and proxy statements filed by ASR thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by ASR pursuant to
Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed.

                           (s) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished or to be furnished by ASR or Heritage to Associates in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                           (t)  Status of ASR  Common  Stock to be  Issued.  The
shares of ASR Common Stock into which the shares of Associates will be converted pursuant to this Agreement will be when issued validly authorized and issued, fully paid, and nonassessable, and listed for trading on the American Stock Exchange.

IV.      COVENANTS

                  4.1 Covenants of Associates and Winton. Each of Associates and Winton agrees that, unless ASR otherwise agrees in writing and except as set forth in the Associates Disclosure Schedule, prior to the Effective Date:

                           (a)  Preservation of Business.  Associates  shall use
its best efforts to (i) preserve intact its present business organization, (ii) preserve its present goodwill and advantageous relationships with investors and all other persons having business dealings with it, and (iii) preserve and maintain in force all its licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights. Associates shall not enter into any employment agreements with any of its officers or management personnel, which may not be cancelled by it without penalty upon notice not exceeding 90 days. Associates shall maintain in force all property, casualty, fiduciary, directors and officers, and other forms of insurance that it is presently carrying.

                           (b) Ordinary  Course.  Associates  shall  operate its
business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, Associates shall not (i) encumber or mortgage any property or assets, (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties, or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business, or (iii) acquire any stock or other equity interest in any corporation, trust, or other entity.

                           (c) Books and Records.  Associates shall maintain its
books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years, and shall comply with all laws applicable to it or to the conduct of its business.

                           (d) No Organic Change. Except as contemplated by this
Agreement or the Master Combination and Contribution Agreement, Associates shall not (i) amend its Articles of Incorporation or Bylaws, (ii) make any change in its capital stock by reclassification, subdivision, reorganization, or otherwise, or (iii) merge or consolidate with any other corporation, trust, or entity or change the character of its business.

                           (e) No Issuance by Associates of Shares,  Options, or
Other Securities. Associates shall not (i) issue any shares of capital stock, or
(ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of its capital stock.

                           (f)  Compensation.  Associates shall not (i) increase
the compensation payable to any officer or to other management personnel from the amount payable as of June 30, 1996, except in accordance with normal and customary practice, or (ii) introduce or change any pension or profit sharing plan, or any other employee benefit arrangement, except as a result of collective bargaining negotiations, except for insubstantial changes necessary to comply with the minimum requirements of the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, or except as disclosed in the Associates Disclosure Schedule.

                           (g) Dividends. Associates shall not declare, make, or
pay any dividend or other distribution with respect to its Common Stock or otherwise or purchase, redeem, or otherwise acquire any shares of its Common Stock, except that distributions may be made to Winton of (i) all cash held by Associates in excess of the difference between the total current assets of Associates and the total current liabilities of Associates on the Effective Date and (ii) all securities held by Associates on the Effective Date.

                           (h) Consents and Approvals.  Associates shall use its
best efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by it of the transactions contemplated by this Agreement. Associates shall make all filings, applications, statements, and reports to all federal and state government agencies or entities, which are required to be made prior to the Effective Date by it or on its behalf pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                  4.2 Covenants of ASR. ASR agrees that, unless Associates otherwise agrees in writing and except as set forth in the ASR Disclosure Schedule, prior to the Effective Date:

                           (a) Preservation of Business.  ASR shall use its best
efforts to (i) preserve intact the present business organization of ASR and its subsidiaries, (ii) preserve the present goodwill and advantageous relationships of ASR and its subsidiaries with investors and all other persons having business dealings with ASR and its subsidiaries, and (iii) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of ASR and its subsidiaries. ASR and its subsidiaries shall not enter into any employment agreements with any of their officers or management personnel, which may not be cancelled by them without penalty upon notice not exceeding 90 days. ASR and its subsidiaries shall maintain in force all property, casualty, fidelity, directors and officers, and other forms of insurance which they are presently carrying.

                           (b) Ordinary Course.  ASR and its subsidiaries  shall
operate their business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, neither ASR nor any subsidiary of ASR shall (i) encumber or mortgage any property or assets, (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business, or
(iii) acquire any stock or other equity interest in any corporation, trust, or other entity. Notwithstanding anything herein to the contrary, ASR shall not be precluded from disposing of any business, including the related assets, previously identified as being discontinued.

                           (c) Books and Records. ASR and its subsidiaries shall
maintain their books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years, and shall comply with all laws applicable to them or to the conduct of their business.

                           (d) No Organic Change. Except as contemplated by this
Agreement or the Master Combination and Contribution Agreement, neither ASR nor its subsidiaries shall (i) amend their Articles of Incorporation or Bylaws, except for those amendments set forth in the Proxy Statement, (ii) make any change in their capital stock by reclassification, subdivision, reorganization, or otherwise, or (iii) merge or consolidate with any other corporation, trust, or entity or change the character of their business.

                           (e) No Issuance by ASR of Shares,  Options,  or Other
Securities. Except as contemplated hereby or by the Master Combination and Contribution Agreement, neither ASR nor its subsidiaries shall (i) issue any shares of capital stock (except for the issuance of shares of ASR Common Stock upon the exercise of outstanding stock options), or (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of capital stock other than the grant of options covering a maximum of 5,901 shares under ASR's Stock Option Plan.

                           (f)  Compensation.  Except for the  payment by ASR of
the greater of one percent (1%) of the purchase price of the Properties (as defined in the Master Combination and Contribution Agreement) or $800,000 in cash, deferred compensation, or ASR Common Stock that may be issued to officers of ASR in connection with their efforts relating to the transactions contemplated by the Master Combination and Contribution Agreement, neither ASR nor its subsidiaries shall (i) increase the compensation payable to any elected officer or to other management personnel from the amount payable as of June 30, 1996 or pay any bonuses to any of such persons or their affiliates, except in accordance with normal and customary practice, (ii) introduce or change any pension or profit sharing plan, or any other employee benefit arrangement, except as a result of collective bargaining negotiations, except for insubstantial changes necessary to comply with the minimum requirements of the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, or except as disclosed in the ASR Disclosure Schedule, or (iii) increase the amounts payable under contracts with Pima Realty or Pima Mortgage.

                           (g)  Dividends.  ASR shall not declare,  make, or pay
any dividend or other distribution with respect to ASR Common Stock or otherwise, other than regular quarterly cash dividends of $.50 per share or purchase, redeem, or otherwise acquire any shares of ASR Common Stock.

                           (h)  Consents and  Approvals.  ASR shall use its best
efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by ASR of the transactions contemplated by this Agreement. ASR shall make all filings, applications, statements, and reports to all federal and state government agencies and entities that are required to be made prior to the Effective Date by or on behalf of ASR or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

V.       CONDITIONS PRECEDENT TO OBLIGATIONS

                  5.1 Conditions Precedent to the Obligations of ASR and Heritage. The obligations of ASR and Heritage under this Agreement are, at the option of ASR and Heritage, subject to the satisfaction of the following conditions on or before the Effective Date:

                           (a) Accuracy of Representations  and Warranties.  The
representations and warranties of Associates and Winton herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

                           (b) Performance of Agreements.  Associates and Winton
shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Effective Date.

                           (c) Corporate Approvals.  All necessary action on the
part of the shareholders of Associates adopting this Agreement and approving the transactions contemplated hereby shall have been taken no later than the Commitment Date in connection with the transactions contemplated by the Master Combination and Contribution Agreement.

                           (d) Opinion of Counsel for Associates. ASR shall have
received an opinion of Butler & Binion, L.L.P., dated the Effective Date, in form and substance satisfactory to ASR and its counsel to the effect that:

                                    (i)  Associates  is  a  corporation  validly
existing, and in good standing under the laws of the state of Washington and has the requisite corporate power and authority under the laws of such state to own, lease, and operate its properties, to carry on its business as then being conducted, and to consummate the transactions contemplated hereby;

                                    (ii) all necessary corporate  proceedings of
the Board of Directors and the shareholders of Associates to approve and adopt this Agreement and to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken;

                                    (iii) Associates has the corporate power and
authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by it and constitutes its legal, valid, and binding obligation;

                                    (iv)  such  counsel  knows  of  no  actions,
suits, or proceedings pending or threatened against Associates or Winton at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in
Section 3.1(i) of this Agreement; and

                                    (v)  the  consummation  of the  transactions
contemplated hereby will not violate or result in a breach of or constitute a default by Associates under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation or any other restriction of any kind or character known to such counsel, to which Associates or Winton is a party or by which either of them is bound.

                  With  respect to the  opinions  expressed  pursuant to clauses
(iv) and (v) above, such opinion may be based upon a certificate or certificates of an officer or officers of Associates and such counsel may rely on opinions of other counsel satisfactory to ASR and its counsel, which opinions are delivered in connection with this Agreement.

                           (e) No  Material  Adverse  Change.  There shall be no
material adverse change in the business, property, or financial condition of Associates.

                           (f)  Litigation.  No  action  or  proceeding  by  any
governmental agency shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of ASR and Heritage, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                           (g) Listing on Stock  Exchange.  All of the shares of
ASR Common Stock to be issued hereunder shall have been authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

                           (h)   Proceedings   Satisfactory   to  Counsel.   All
proceedings taken by Associates and Winton and all instruments executed and delivered by such parties on or prior to the Effective Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for ASR and Heritage.

                           (i) Employment Agreement.  Winton shall have executed
an  Employment   Agreement  as  contemplated  by  the  Master   Combination  and
Contribution Agreement.

                           (j) Approval of ASR Stockholders. The stockholders of
ASR shall have approved the transactions as contemplated by the Master Combination and Contribution Agreement (which includes the Associates Merger as set forth herein).

                           (k) Execution of Master  Combination and Contribution
Agreement. The transactions contemplated by the Master Combination and Contribution Agreement shall be consummated (or closed) contemporaneously with the transactions contemplated by this Agreement.

                  5.2 Conditions Precedent to the Obligations of Associates and Winton. The obligations of Associates and Winton under this Agreement are, at the option of Associates and Winton, subject to the satisfaction of the following conditions on or before the Effective Date:

                           (a) Accuracy of Representations  and Warranties.  The
representations and warranties of ASR and Heritage herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

                           (b) Performance of Agreements. ASR and Heritage shall
have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Effective Date.

                           (c) Corporate Approval. The transactions contemplated
by the Master Combination and Contribution Agreement shall be consummated (or closed) contemporaneously with the transactions contemplated by this Agreement.

                           (d) Opinion of Counsel for ASR. Associates shall have
received an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, dated the Effective Date, satisfactory in form and substance to Associates and its counsel, to the effect that:

                                    (i) ASR and Heritage are  corporations  duly
organized, validly existing, and in good standing under the laws of the state of Maryland and the state of Arizona, respectively, and have the corporate power and authority under the law of the applicable state to own, lease, and operate their properties, to carry on their businesses as then being conducted, and to consummate the transactions contemplated hereby;

                                    (ii) all necessary corporate  proceedings of
the Boards of Directors and stockholders of ASR and Heritage to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                                    (iii) ASR and Heritage have corporate  power
and authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by them, and constitutes their legal, valid, and binding obligations;

                                    (iv)  such  counsel  knows  of  no  actions,
suits, or proceedings pending or threatened against ASR or any of its subsidiaries, including Heritage, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.3(i) of this Agreement;

                                    (v)  the  consummation  of the  transactions
provided for in this Agreement will not violate or result in a breach of or constitute a default under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which ASR or Heritage is a party or by which either is bound;

                                    (vi) the  shares of ASR  Common  Stock to be
issued in accordance with this Agreement are duly authorized and will be, upon the effectiveness of the merger provided for in this Agreement, validly issued, fully paid, non-assessable, and listed for trading on the American Stock Exchange; and

                                    (vii)  the  shares  of  ASR   Common   Stock
issuable upon exercise of the stock options issued to Winton, when so issued, will be duly and validly authorized and issued, fully paid, non-assessable and listed for trading, subject to official notice of issuance on the American Stock Exchange.

                  With  respect to the  opinions  expressed  pursuant to clauses
(iv) and (v) of this subparagraph, such opinion may be based upon a certificate or certificates of an officer or officers of ASR or its subsidiaries, including Heritage, and such counsel may rely on opinions of other counsel satisfactory to Associates and its counsel, which opinions are delivered in connection with this Agreement.

                           (e) No  Material  Adverse  Change.  There shall be no
material adverse change in the business, properties, or financial condition of ASR or Heritage.

                           (f)  Litigation.  No  action  or  proceeding  by  any
governmental agency shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Associates and Winton make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                           (g) Listing on Stock  Exchange.  All of the shares of
ASR Common Stock to be issued hereunder shall have been authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

                           (h)   Proceedings   Satisfactory   to  Counsel.   All
proceedings taken by ASR and Heritage and all instruments executed and delivered by ASR and Heritage on or prior to the Effective Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for Associates and Winton.

VI.      WAIVER, MODIFICATION, ABANDONMENT

                  6.1 Waivers. The failure of either Associates or Winton to comply with any of its or his obligations, agreements, or conditions as set forth herein may be waived expressly in writing by ASR and Heritage, by action of their respective Boards of Directors without the requirement for a vote of their stockholders. The failure of ASR and Heritage to comply with any of their obligations, agreements, or conditions as set forth herein may be waived expressly in writing by Associates without the vote of its shareholders. 6.2 Modification. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the number of shares of ASR Common Stock to be issued in exchange for the shares of Associates Common Stock may not be increased without the consent of ASR's stockholders and may not be decreased without the consent of Associates given, in each case, by the same vote as is required under applicable state law for approval of this Agreement.

                  6.3 Abandonment. The Associates Merger may be abandoned on or before the Effective Date, notwithstanding adoption of this Agreement by the shareholders of the parties hereto:

                           (a)  By  the  mutual   agreement  of  the  Boards  of
Directors of ASR, Heritage, and Associates;

                           (b) By the Boards of Directors of ASR or Heritage, if
any of the conditions provided in Section 5.1 shall not have been satisfied, complied with, or performed in any material respect, and ASR and Heritage shall not have waived such failure of satisfaction, noncompliance, or nonperformance;

                           (c) By Associates,  if any of the conditions provided
in Section 5.2 shall not have been satisfied, complied with, or performed in any material respect, and Associates shall not have waived such failure of satisfaction, noncompliance, or nonperformance; or

                           (d) By Associates or ASR if the Combination Agreement
is not closed on or before April 30, 1997;

                           (e)  By  Associates  or ASR if  Winton,  as the  sole
stockholder of Associates, has not adopted this Agreement on or prior to the Commitment Date;

                           (f) By Associates or ASR, if the  stockholders of ASR
do not vote to approve the matters set forth in Section 4.2 of the Master Combination and Contribution Agreement;

                           (g) At the option of ASR,  Heritage,  and Associates,
if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, or if any order restraining or prohibiting the Associates Merger shall have been issued by any court or governmental agency and shall be in effect.

                  In the event of any  termination  pursuant to this Section 6.3
(other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by the terminating party to all other parties. This Agreement shall terminate automatically if the Effective Date shall not have occurred on or before the Closing Date as specified in the Master Combination and Contribution Agreement, or such later date as shall have been agreed to by the parties hereto under Section 6.2.

                  6.4 Effect of Abandonment. If the Associates Merger is abandoned as provided for in this Section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, stockholders, representatives, and agents of any such party, and (b) ASR and Associates shall each pay their own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, investment bankers, and other experts.

                  6.5 Closing. The consummation of the transactions contemplated hereby shall occur at the same place and at the same time as the closing of the Master Combination and Contribution Agreement. At the Closing, Heritage shall file the certificate of merger under the laws of Washington and Arizona. In addition, the following deliveries shall be made:

                  (a) Deliveries by ASR and Heritage. At the Closing, ASR and Heritage shall deliver the following to Winton, as the sole stockholder of
Associates:

                           (i) A  certificate  registered  in the name of Winton
for the shares of ASR Common Stock as contemplated by Section 1.6 hereof;

                           (ii) A copy of the  certificates  of  Merger as filed
with the Secretaries of the States of Washington and Arizona;

                           (iii) A  certificate  executed  by a duly  authorized
officer of Heritage stating that Heritage's representations and warranties contained herein are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date and that all covenants and agreements required to be performed by Heritage under this Agreement prior to the Closing have been performed in accordance with the terms of this Agreement.

                  (b) Deliveries by Winton. At the Closing, Winton shall deliver the following to ASR and Heritage:

                           (i) A certificate for all the  outstanding  shares of
Associates,  duly endorsed for transfer to Heritage,  as contemplated by Section
1.6 hereof;

                           (ii) A  certificate  executed by Winton  stating that
Winton's representations and warranties contained herein are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date and that all covenants and agreements required to be performed by Winton under this Agreement prior to the Closing have been performed in accordance with the terms of this Agreement.

VII.     GENERAL

                  7.1  Indemnity  Against  Finders.   Each  party  hereto  shall
indemnify and hold the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

                  7.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

                  7.3 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below: If to ASR or Heritage:

                           335 North Wilmot
                           Suite 250
                           Tucson, Arizona  85711
                           Attention: President


                           If to Associates or Winton:

                           3845 FM 1960 West
                           Suite 450
                           Houston, Texas  77068
                           Attention: Don W. Winton

                  Any party may alter the address to which communications or copies are to be sent by giving notice to such of change of address in conformity with the provisions of this paragraph for the giving of notice.

                  7.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  7.5  Entire  Agreement.  This  Agreement  contains  the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  7.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WINTON & ASSOCIATES, INC.                ASR INVESTMENTS CORPORATION


By:/s/ Don W. Winton                     By:/s/ Jon A. Grove
   ------------------------------------     ------------------------------------
Its:   President                         Its:   President
    -----------------------------------      -----------------------------------


By:____________________________________  By:____________________________________
Its:___________________________________  Its:___________________________________

DON W. WINTON                            HERITAGE RESIDENTIAL GROUP, INC.


/s/ Don W. Winton                        By:/s/ Jon A. Grove
---------------------------------------     ------------------------------------
Don W. Winton                            Its:   President
                                             -----------------------------------

                                         By:____________________________________
                                         Its:___________________________________
                                       19